UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2025
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On August 13, 2025, Kemper Corporation, a Delaware corporation (the “Company”), entered into a Master Confirmation Agreement and Supplemental Confirmation (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“GS&Co.”) as part of the Company’s previously announced share repurchase programs. Pursuant to the ASR Agreement, the Company will pay $150 million to repurchase its common stock from GS&Co. The total number of shares that will be repurchased will be determined based on a measure of the daily volume weighted average market price of the Company’s common stock (“VWAP”) over the contract term, less a discount and subject to certain potential adjustments pursuant to the ASR Agreement. Initially, GS&Co. has agreed to deliver 2,279,203 shares of the Company’s common stock to the Company on August 14, 2025. At the completion of the program, which is expected to occur in the fourth quarter of this year, the Company may be entitled to receive additional shares of its common stock from GS&Co., or, under certain circumstances, may be required to make a cash payment or, at the Company’s option, deliver shares to GS&Co.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase transaction, including, but not limited to, the methodology used to determine the number of shares to be repurchased, the timing of share deliveries and cash payments, the circumstances under which GS&Co. is permitted to make adjustments to valuation and calculation periods and various representations and warranties made by the Company and GS&Co. to one another. The ASR Agreement also provides that GS&Co. can terminate the transaction early, following the occurrence of certain specified events, including major corporate transactions involving the Company.

The Company will pay the aggregate purchase price of $150 million to GS&Co. on August 14, 2025, when the initial delivery of 2,279,203 shares from GS&Co. will also be due. The Company expects to fund the payment with cash on hand.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation (including the form of Supplemental Confirmation), which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.
On August 13, 2025, the Company issued a press release announcing the accelerated share repurchase program described above and the execution of the ASR Agreement (as defined above). The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of the Registrant dated August 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	August 13, 2025	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel